Exhibit 10.35
SECURITY AGREEMENT
THIS SECURITY AGREEMENT (this “Security Agreement”), made and entered into as of the 17th day of February, 2010, by                     , a                      corporation (the “Debtor”), and RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., a New York corporation (the “Secured Party”).
WITNESSETH:
WHEREAS, the Debtor has requested the Secured Party to enter into a certain Credit Agreement of even date herewith, by and among the Secured Party, the Debtor and certain affiliated borrowing entities, (the “Co-Borrowers”) (as may be further amended, modified or supplemented from time to time, the “Credit Agreement”) providing the Debtor with Revolving Credit Loans in an aggregate amount outstanding at any time not to exceed $35,000,000.00; and
WHEREAS, as an inducement to the Secured Party to enter into the Credit Agreement, and as a condition thereto, the Debtor has agreed to enter into this Security Agreement to grant the Secured Party the security interests contemplated in this Security Agreement as security for the prompt and full payment and performance of the indebtedness and obligations of the Debtor and the Co-Borrowers under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), and such other indebtedness and obligations as more fully set forth herein; and
WHEREAS, it is a condition precedent to the making of the Revolving Credit Loans, that the Debtor grants the Secured Party the security interests contemplated in this Security Agreement; and
WHEREAS, the Secured Party is not willing to enter into the Credit Agreement unless and until the Debtor enters into this Security Agreement upon the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the Debtor and the Secured Party hereby covenant and agree as follows:
ARTICLE I. DEFINITIONS
Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):
“Accounts” shall mean any “account,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of payment obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Debtor (whether held in the name of the Debtor or any division thereof or in any applicable trade name or trade style) whether arising out of property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of or out of services rendered or to be rendered by the Debtor or from any other transaction, whether or not the same involves the sale of goods or services by the Debtor (including, without limitation, any such obligation that might be characterized as an account or contract right under the UCC), and all of the Debtor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services sold or rendered by the Debtor (or by any Person from whom the Debtor acquired such rights), and all of the Debtor’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and choses in action and causes of action (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all other debts, obligations and liabilities in whatever form owing to the Debtor, documents of title, warehouse receipts, leases, investment accounts, deposit accounts, Cash, contract rights, insurance policies, dividends, distributions, judgments, covenants, licenses, franchises, warranties, indemnities, partnership and joint venture interests, and other rights, including all rights to the payment of moneys due or to become due to the Debtor, under all contracts for the sale, lease, license or assignment of goods or the performance of services or both by the Debtor (whether or not yet earned by performance on the part of the Debtor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the Proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
“Cash” shall mean cash or cash equivalents now owned or hereafter acquired by the Debtor.
“Chattel Paper” shall mean any “chattel paper”, “Tangible Chattel Paper” and “Electronic Chattel Paper” as such terms are defined in the UCC, now owned or hereafter acquired by the Debtor, or in which the Debtor now has or hereafter acquires any rights.
“Commercial Tort Claims shall mean any “commercial tort claim”, as such term is defined in the UCC, now owned or hereafter acquired by the Debtor, or in which the Debtor now has or hereafter acquires any rights.
“Contracts” shall mean all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account and any agreement relating to the terms of payment or the terms of performance of such Account.

“Copyrights” shall mean all of the following now or hereafter acquired by the Debtor: (i) all copyrights, registrations and applications therefor, (ii) all renewals and extensions thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iv) all rights to sue for past, present and future infringements or misappropriations thereof, and (v) all other rights corresponding thereto throughout the world.
“Deposit Accounts” shall mean any “deposit account” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter acquires any rights.
“Documents” shall mean any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter acquires any rights.
“Equipment” shall mean any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, all machinery, equipment, furnishings, fixtures, vehicles and computers and other electronic data-processing and other office equipment now owned or hereafter acquired by Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Fixtures” shall mean any “fixtures” as such term is defined in the UCC, now owned or hereafter acquired by Debtor.
“General Intangibles” shall mean any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, all right, title and interest that the Debtor may now or hereafter have in or under any Contract, in or to any partnerships, joint ventures and similar entities and rights to distribution of income therefrom, all tax refunds, tax refund claims, customer lists, Payment Intangibles, Copyrights, Trademarks, Trademark licenses, Patents, Patent licenses, rights in intellectual property, permits, Trade Secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, computer programs, computer records and discs, computer data, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, now owned or hereafter acquired by the Debtor, and the goodwill and rights of indemnification related thereto and associated therewith.
“Goods” shall mean any “goods”, as such term is defined in the UCC, now owned or hereafter acquired by the Debtor, wherever located.

“Instruments” shall mean any “instrument,” as such term is defined the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter acquires any rights, including promissory notes, but not including instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
“Inventory” shall mean any “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by the Debtor that are held for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Debtor’s business, or the processing, packaging, delivery or shipping of the same, and all finished goods.
“Investment Property” shall mean any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, all securities, securities accounts and security entitlements.
“Letter of Credit Rights” shall mean any “letter of credit right” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor, or in which the Debtor now has or hereafter acquires any rights.
“Patents” shall mean all of the following now or hereafter owned by the Debtor, if any: (i) all patents and patent applications, (ii) all inventions and improvements described and claimed therein, (iii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) all income, royalties, damages and payments now and hereafter due and/or payable to the Debtor with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (v) all rights to sue for past, present and future infringements or misappropriations thereof and (vi) all other rights corresponding thereto throughout the world.
“Payment Intangible” means any “payment intangible” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor, or in which the Debtor now has or hereafter acquires any rights.
“Person” shall mean any individual, corporation, joint venture, general or limited partnership, limited liability company, trust, association, unincorporated organization or other business entity.

“Proceeds” shall mean “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity or warranty payable to the Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of the Debtor against third parties (A) for past, present or future infringement of any Patent or Patent license or (B) for past, present or future infringement or dilution of any Trademark or Trademark license or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Secured Obligations” shall mean (i) all indebtedness and obligations of the Debtor and the Co-Borrowers to the Secured Party under the Credit Agreement and the other Loan Documents (including this Security Agreement), now existing or hereafter incurred, and (ii) the payment of amounts that would become due from the Debtor and the Co-Borrowers to the Secured Party but for the operation of the automatic stay provisions of Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a).
“Supporting Obligation” means any “supporting obligation” as such term is defined in the UCC.
“Trademarks” shall mean all of the following, now owned or hereafter acquired by the Debtor: (i) all trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, and the entire product lines and goodwill of the Debtor’s business connected therewith and symbolized thereby, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iv) all rights to sue for past, present and future infringements or misappropriations thereof and (v) all other rights corresponding thereto throughout the world.
“Trade Secrets” shall mean all of the following, now owned or hereafter acquired by the Debtor: (i) trade secrets, (ii) income, royalties, damages and payments now and hereafter due and/or payable to the Debtor with respect to trade secrets, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iii) rights to sue for past, present and future infringements or misappropriations of trade secrets, and (iv) all other rights corresponding to trade secrets throughout the world.

“UCC” shall mean the Uniform Commercial Code as enacted in New York State and as amended, supplemented or superseded from time to time (the “UCC”); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York State, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
ARTICLE II. SECURITY INTEREST
(a) As security for the prompt and full payment and performance of the Secured Obligations, the Debtor hereby assigns and pledges, and hereby creates and grants, to the Secured Party, a continuing lien on and security interest in and to all of the following items and types of properties, now owned or hereafter arising or acquired by the Debtor, wheresoever located, and all right, title and interest of the Debtor therein (collectively, the “Collateral”):
(i) All Accounts, Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Documents, Instruments, Commercial Tort Claims and Contracts;
(ii) All Inventory;
(iii) All Equipment and Fixtures;
(iv) All General Intangibles (including Payment Intangibles), Trademarks, Patents, Copyrights and Trade Secrets;
(v) All Cash, Deposit Accounts, Letter of Credit Rights, Supporting Obligations and Investment Property;
(vi) All other Goods and personal property of the Debtor, whether tangible or intangible, now owned or hereafter acquired by the Debtor, wheresoever located; and
(vii) All Proceeds and products relating to each of the foregoing.
(b) The Collateral includes all of the items described above in paragraphs (i) through (vii), whether now owned or hereafter at any time arising or acquired by the Debtor and wherever located, and includes all replacements, additions, accessions, substitutions, repairs, guaranties and securities therefor, Proceeds and products relating thereto or therefrom, and all documents, records (including but not limited to, manual records, computer runs, print outs, tapes, disks, software, programs, source codes and other computer prepared information and equipment of any kind), ledger sheets and files of the Debtor relating thereto. Proceeds hereunder include any insurance now or hereafter payable by reason of loss or damage to any item of Collateral or any Proceeds thereof, and all unearned refund premiums and dividends which may become payable under such policies of insurance and loss payments under such policies, which shall reduce the unearned premiums.

ARTICLE III. REPRESENTATIONS AND WARRANTIES
Except as may otherwise be represented or warranted in the Credit Agreement, the Debtor represents and warrants to the Secured Party that:
(i) The Debtor is (or to the extent that this Security Agreement states that the Collateral is to be acquired after the date hereof, will be) the sole owner of the Collateral except to the extent the Collateral is leased or licensed by the Debtor pursuant to leases or licenses with other Persons entered into in the ordinary course of business; the liens and security interests granted hereby to the Secured Party in the Collateral which can be perfected by the filing of UCC financing statements will be perfected liens and security interests upon the filing of such financing statements having priority over all other Liens except Liens permitted pursuant to the Credit Agreement, and there are no other Liens in such Collateral or any portion thereof except Liens permitted pursuant to the Credit Agreement; and no financing statement, mortgage or deed of trust covering the Collateral or any portion thereof exists or is on file in any public office except those related to a Lien permitted pursuant to the Credit Agreement;
(ii) Schedule One attached hereto (the “Disclosure Schedule”) contains a complete list of, among other items, (A) the current and former corporate and fictitious names utilized by the Debtor, (B) the chief executive office of the Debtor, (C) the office where the Debtor keeps its records concerning the Collateral, (D) each place of business of the Debtor, (E) as to Inventory, a complete list of each location where Inventory is located, and (F) as to Equipment, a complete list of each location where Equipment is located. All information contained in the Disclosure Schedule is true, complete and correct and the Debtor hereby acknowledges and agrees that the Secured Party and its legal counsel may fully rely upon the information contained therein as representations and warranties of the Debtor, the falsity of which may constitute a Default (as hereinafter defined);
(iii) Except as otherwise disclosed to the Secured Party, the Debtor has exclusive possession and control of all its Inventory and Equipment, and the Debtor has not and will not allow any of its contractors, processors or suppliers to have possession or control of any Inventory and Equipment;
(iv) Except as required by the Loan Documents, no consent, authorization, approval, or other action by and no notice to or filing with, any Official Body is required for (A) the grant by the Debtor of the Liens granted hereby or for the execution, delivery or performance of this Security Agreement by the Debtor, (B) the perfection or maintenance of the Liens created hereby which may be perfected by the filing of financing statements, or (C) the exercise by the Secured Party of any of its rights and remedies hereunder, except for the filing of financing statements necessary to perfect or continue the perfection of the security interests granted by this Security Agreement;

(v) This Security Agreement creates a valid security interest in the Collateral, and the filing of the financing statements in the jurisdictions listed in the Disclosure Schedule perfects and establishes the first priority of those security interests (except for Liens permitted pursuant to the Credit Agreement) in such Collateral which can be perfected by the filing of financing statements;
(vi) Neither the execution and delivery of this Security Agreement by the Debtor, the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof will (A) result in a breach of any of the terms or provisions of, or constitute a default under, or constitute an event which, with notice or lapse of time or both will result in a breach of or constitute a default under, any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Debtor is a party, or (B) conflict with any Law, except to the extent that any such breach, default, event or conflict would not have a material adverse effect on the business, operations or financial condition of the Debtor; and
(vii) The Debtor is incorporated in Delaware under the Delaware General Corporation Law.
ARTICLE IV. COVENANTS OF THE DEBTOR
The Debtor covenants and agrees to perform each of the covenants set forth below in this Article IV unless specifically provided for otherwise in the Credit Agreement or the Secured Party shall otherwise give its prior written consent.
(i) The Debtor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein;
(ii) The Debtor will not change the location of its chief executive office or the office where it keeps its records concerning Accounts from the locations set forth in the Disclosure Schedule except with thirty (30) days’ prior written notice to the Secured Party, nor will the Debtor move, or permit to be moved, the Collateral or any portion thereof to any location other than those set forth in the Disclosure Schedule other than sales of Inventory in the ordinary course of business;
(iii) The Debtor will not voluntarily or involuntarily change its name, identity or corporate structure;

(iv) The Debtor will, promptly upon request by the Secured Party, procure or execute and deliver any document (including, without limitation, mortgagee or landlord waivers with respect to any and all Inventory which is a part of the Collateral), give any notices, execute and file any financing statements, mortgages or other documents, all in form and substance satisfactory to the Secured Party, mark any Chattel Paper, deliver any Chattel Paper or Instruments to the Secured Party and take any other actions which are necessary or, in the reasonable judgment of the Secured Party, desirable to perfect or continue the perfection and priority of the Secured Party’s liens on and security interests in the Collateral, to protect the Collateral against the rights, claims or interests of any Person other than the Secured Party or to effect the purposes of this Security Agreement, and will pay all reasonable costs and expenses incurred in connection therewith;
(v) The Debtor will not in any way hypothecate or create or permit to exist any Lien on or other interest in the Collateral except Liens permitted pursuant to the Credit Agreement and those created by this Security Agreement, nor will the Debtor sell, transfer, assign, exchange or otherwise dispose of the Collateral except sales of Inventory in the ordinary course of business. If the Proceeds of any such sale are notes, Instruments or Chattel Paper, such Proceeds shall be promptly delivered to the Secured Party to be held as part of the Collateral. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged or otherwise disposed of in violation of these provisions, the lien and security interest of the Secured Party shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and the Debtor will hold the Proceeds thereof in a separate account for the Secured Party’s benefit. The Debtor will, at the Secured Party’s request, transfer such Proceeds to the Secured Party in kind;
(vi) The Debtor will not enter into, modify or amend any existing or future contracts or agreements relating to the sale or disposition of the Collateral or any part thereof except those made in the ordinary course of business. Upon the Secured Party’s request, the Debtor will provide the Secured Party with copies of all existing and hereafter created contracts and agreements and of all amendments and modifications thereto;
(vii) The Debtor will not grant any extension of the time of payment of any Accounts, or compromise, compound or settle the same for less than the full amount thereof, release, in whole or in part, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon, except extensions, credits, discounts, compromises, settlements or releases granted or made in the ordinary course of business and involving Accounts having a value of less than $250,000;
(viii) The Debtor will pay and discharge all taxes, assessments and governmental charges or levies against the Collateral prior to delinquency thereof except taxes, assessments or charges subject to good faith dispute for which the Debtor has created adequate reserves on its books and will keep the Collateral free of all unpaid charges whatsoever where the failure to make any of such payments could result in a material adverse effect on the business, operations or financial condition of the Debtor;

(ix) The Debtor will at all times be in substantial compliance with all Laws pertaining to the use or ownership of the Collateral;
(x) The Debtor will keep accurate and correct records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, the Debtor’s cost therefor and (where applicable) the current price list for such Inventory;
(xi) The Debtor will cause the Collateral to be kept insured at its own expense under one or more policies with such companies, in such amounts, and against such risks and liabilities as is ordinarily maintained by companies engaged in the same or similar businesses and similarly situated and as are satisfactory to the Secured Party in its sole discretion. Such policies shall include loss payable endorsements or such other mortgagee indemnity clauses in favor of the Secured Party as the Secured Party shall direct, and shall name the Secured Party as an additional insured. No such policy shall be subject to reduction or cancellation without thirty (30) days’ prior written notice to the Secured Party and an original of such policy shall be delivered to the Secured Party. If the Debtor fails to effect and keep in full force and effect such insurance, or fails to pay the premiums when due, the Secured Party may, but shall not be obligated to, do so for the account of the Debtor and add the cost to the Secured Obligations. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall (i) so long as no Default shall have occurred and be continuing and to the extent that the amount of such proceeds is less than $500,000, be disbursed to the Debtor for direct application by the Debtor solely to the repair of damaged Collateral or replacement of destroyed Collateral with Collateral of the same or similar type and function, provided such replacement collateral is made subject to the lien and security interest created by this Security Agreement and constitutes a perfected first priority lien on and security interest (except Liens permitted pursuant to the Credit Agreement) in such Collateral, and (ii) in all other circumstances be disbursed directly to the Secured Party. The Secured Party may, in its sole and absolute discretion, turn over to the Debtor the proceeds of any such insurance collected by it on the condition that the Debtor apply such proceeds either (A) to the repair of damaged Collateral, or the replacement of destroyed Collateral with Collateral of the same or similar type and function and of at least equivalent value (in the sole judgment of the Secured Party), provided such replacement Collateral is made subject to the lien and security interest created by this Security Agreement and constitutes a perfected first priority lien on and security interest (except Liens permitted pursuant to the Credit Agreement) in such Collateral, or (B) applied by the Secured Party to the payment of the Secured Obligations. Any balance of insurance proceeds remaining in the possession of the Secured Party after payment in full of the Secured Obligations shall be paid over to the Debtor;

(xii) The Debtor will, upon the Secured Party’s request, deliver to the Secured Party copies of records and schedules which show the status, condition and location of all its Inventory and Equipment. The Secured Party shall have the right to review and verify such records, schedules, notices and financial information, and the Debtor will reimburse the Secured Party for all costs incurred thereby;
(xiii) If any Accounts, other than Unassigned US Accounts, arise out of a contract with the United States or any department, agency, or instrumentality thereof, the Debtor will immediately notify the Secured Party thereof in writing and execute any instruments and take any steps required by the Secured Party in order that all monies due and to become due under such contracts shall be assigned to the Secured Party and notice thereof given to the U. S. Government under the Federal Assignment of Claims Act;
(xiv) If any Accounts shall be evidenced by promissory notes, trade acceptances, or other instruments for the payment of money, the Debtor will immediately deliver the same to the Secured Party, appropriately endorsed to the order of the Secured Party, and the Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto;
(xv) The Debtor shall, at any time and from time to time, take such steps as the Secured Party may require for the Secured Party, to obtain an acknowledgment, in form and substance satisfactory to the Secured Party, of any third party having possession of any of the Collateral that the third party holds such Collateral for the benefit of the Secured Party, or to obtain “control” (as described in the UCC) of any Investment Property, Deposit Accounts, Letter of Credit Rights or Electronic Chattel Paper, with any agreements establishing control to be in form and substance satisfactory to the Secured Party;
(xvi) The Debtor hereby authorizes the Secured Party, its agents and employees, to execute, deliver and file UCC financing statements, in form and substance satisfactory to the Secured Party, to assure the protection, perfection and enforcement of the Liens in the Collateral in favor of the Secured Party, and the Debtor will pay all filing fees and taxes related thereto. The Debtor further agrees that a carbon, photographic, facsimile or other reproduction of such financing statements or this Security Agreement shall be sufficient as a financing statement and may be filed as such;
(xvii) As provided in the Credit Agreement, the Debtor will permit the Secured Party to enter into and upon any premises where any of the Collateral or records with respect thereto are located for the purpose of inspecting the same, making copies of records, observing the use of any part of the Collateral, or otherwise protecting its security interest in the Collateral;

(xviii) The Secured Party shall have the right at any time to make any payments and do any other acts the Secured Party may deem reasonably necessary to protect its security interest in the Collateral, including, without limitation, the right to pay, purchase, contest or compromise any Lien which is prior to or superior to the liens and security interests granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interest in the Collateral, and in exercising any such powers or authority, the right to pay all reasonable costs and expenses incurred in connection therewith, including reasonable attorneys’ fees. The Debtor hereby agrees to reimburse the Secured Party for all such payments made and expenses incurred, which amounts shall be secured under this Security Agreement, and agree they shall be bound by any payment made or act taken by the Secured Party hereunder. The Secured Party shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts; and
(xix) After the occurrence of an Event of Default the Debtor hereby grants to the Secured Party for a term to commence on the date of this Security Agreement and continuing thereafter until all of the Secured Obligations are fully paid and discharged, the right to use all premises or places of business which the Debtor presently owns, leases or otherwise occupies or may hereafter own, lease or otherwise occupy and where any Collateral may be located, at a total rental for the entire period of $1.00. The Secured Party agrees not to exercise the foregoing right granted unless and until the Secured Party determines to exercise its rights against the Collateral pursuant to the Credit Agreement.
ARTICLE V. COLLECTIONS
Section 5.01. Deposit and Collection Accounts. The Debtor shall (i) cause all checks, drafts, Cash, payments, Proceeds, other remittances and the like in payment or on account of any Inventory and any other Collateral (collectively, “Remittances”) to be deposited directly by the Debtor in, at the Secured Party’s direction, blocked or other accounts (collectively, the “Deposit Accounts”) at a bank or banks selected by the Debtor and approved by the Secured Party, and (ii) cause all funds in the Deposit Accounts to be transferred to a collections account opened, maintained and designated by the Secured Party (the “Collections Account”), such transfer to be done by electronic transfer on the same day on which such funds were deposited in such Deposit Accounts or the next succeeding Business Day thereafter. The Secured Party shall have sole dominion and control over all Remittances and other items deposited in the Collections Account, and such Remittances and items may be withdrawn only by the Secured Party, it being the intention of the parties hereto that the Debtor shall have no control over or withdrawal rights in respect of the Collections Account. The Secured Party may credit (conditional upon final collection) all Remittances received against the principal or interest of the Secured Obligations, provided, however, for purposes of computing interest, any items requiring clearance or payment shall not be considered to have been credited against the Secured Obligations until one (1) Business Day after receipt by the Secured Party of any such items. The order and method of such application shall be in the sole discretion of the Secured Party and any portion of such funds which the Secured Party elects not to so apply, or any funds remaining in the Collections Account after all outstanding Secured Obligations have been paid in full after such application, shall be paid over promptly from time to time by the Secured Party to the Debtor. In the event the Debtor receives any Remittances, the Debtor shall receive such Remittances in trust for the Secured Party and shall immediately deliver such Remittances to the Secured Party in the same form received except for the endorsement of the Debtor where necessary to permit collection of any Remittances, which endorsement the Debtor hereby agrees to make; until delivered to the Secured Party, such Remittances shall not be commingled with the Debtor’s other funds. Upon request of the Secured Party, the Debtor shall notify and direct each of its account debtors to make all Remittances directly to the Collections Account.
Section 5.02. Authority of Secured Party. The Debtor hereby irrevocably constitutes and appoints the Secured Party and any agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of the Debtor or in its own name to take any and all action and to execute any and all documents and instruments which the Secured Party, at any time and from time to time after the occurrence of a Default, deems necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, the Debtor hereby gives the Secured Party the power and right on behalf of the Debtor and in its own name to do any of the following at any time and from time to time after the occurrence of a Default (as hereinafter defined), without notice to or the consent of the Debtor:
(i) to execute, deliver, file and record any such financing statements in the name of the Debtor at any time and, as applicable, under the rules of the UCC;
(ii) to demand, sue for, collect, or receive in the name of the Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title, or any other instruments for the payment of money under the Collateral or any policy of insurance;
(iii) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;
(iv) to send requests for verification to account debtors and other obligors;
(v) to notify post office authorities to change the address for delivery of mail of the Debtor to an address designated by the Secured Party and to receive, open and dispose of mail addressed to the Debtor;

(vi) to endorse any draft or check which may be payable to the Debtor in order to collect the proceeds of insurance pursuant to subsection (x) of Article IV of this Security Agreement; and
(vii) (A) to direct the account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against the Debtor, assignments, proxies, stock powers, verifications and notices in connection with an account and other documents relating to the Collateral; (D) to commence and prosecute any suit, action, or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against the Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issue thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as the Secured Party may determine; (H) to add or release any guarantor, endorser, surety, or other party to any of the Collateral; (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (J) to insure, and to make, settle, compromise, or adjust claims under any insurance policy covering any of the Collateral; and (K) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purpose, and to do, at the Secured Party’s option and the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve, or realize upon the Collateral and the Secured Party’s security interest therein.
This power of attorney is a power coupled with an interest and shall be irrevocable so long as this Security Agreement remains in effect. This power of attorney shall not be deemed to revoke any other power of attorney granted by the Debtor nor shall any subsequent power granted by the Debtor revoke this power unless there is a specific reference to this power and such revocation is permitted under this Security Agreement. The Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, power, privileges, and options expressly or implicitly granted to the Secured Party in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Secured Party shall not be liable for any act or omission or error of judgment or any notice of act or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct or gross negligence. This power of attorney is conferred on the Secured Party to protect, preserve, and realize upon its lien and security interest in the Collateral. The Secured Party shall not be responsible for any decline in the value of the Collateral, be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any security interest given to secure the Collateral.

ARTICLE VI. DEFAULTS AND REMEDIES
Section 6.01. Defaults. The occurrence of any one or more of the following events or conditions shall constitute a default under this Security Agreement (a “Default”):
(i) The occurrence of an Event of Default under the Credit Agreement or any other Loan Document.
(ii) The Debtor fails to perform any obligation or covenant required to be performed by it in accordance with the terms and conditions of this Security Agreement, after the expiration of any applicable grace period.
Section 6.02. Remedies. Upon the occurrence of a Default, the Secured Party may, at its option, without notice to or demand upon the Debtor, do any one or more of the following:
(i) Declare all of the Secured Obligations immediately due and payable.
(ii) Exercise any or all of the rights and remedies provided for by the UCC of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time, specifically including, without limitation, the right to recover reasonable attorneys’ fees and other expenses incurred by the Secured Party in the enforcement of this Security Agreement or in connection with the Debtor’s redemption of the Collateral.
(iii) Require the Debtor to assemble the Collateral or any part thereof and make it available at one or more places as the Secured Party may designate, and to deliver possession of the Collateral or any part thereof to the Secured Party, who shall have full right to enter upon any or all of the Debtor’s premises and property to exercise the Secured Party’s rights hereunder.
(iv) Use, manage, operate and control the Collateral and the Debtor’s business and property to preserve the Collateral or its value, including, without limitation, the right to take possession of all of the Debtor’s premises and property, to exclude the Debtor and any third parties, whether or not claiming under a the Debtor, from such premises and property, to make repairs, replacements, alterations, additions and improvements to the Collateral and to dispose of all or any portion of the Collateral in the ordinary course of the Debtor’s business.

(v) Use, in connection with any assembly, use or disposition of the Collateral, any Trademark, Trade Secret, trade name, trade style, copyright, Patent or technical knowledge or process used or utilized by the Debtor.
(vi) Enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent the Secured Party from pursuing any other or further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release the Debtor until full and final payment of any deficiency has been made in cash. The Debtor shall reimburse the Secured Party upon demand for, or the Secured Party may apply any Proceeds of the Collateral to, the costs and expenses (including reasonable attorneys’ fees, transfer taxes and any other charges) incurred by the Secured Party in connection with any sale, disposition or retention of any Collateral hereunder.
(vii) In connection with any public sale under the applicable UCC, the Secured Party shall give the Debtor at least ten (10) days’ prior written notice of the time and place of any public sale of the Collateral which shall be deemed to be reasonable notice of such sale. In connection with any private sale under the applicable UCC, the Secured Party shall give the Debtor at least ten (10) days’ prior written notice of the time after which any private sale or other intended disposition thereof is to be made, which shall be deemed to be reasonable notice of such sale or other disposition. Such notice may be mailed to the Debtor at the address set forth in the Credit Agreement for delivery of notices, provided that such notice shall be deemed to be given as and when described in Section 10.05 of the Credit Agreement. Further, in the event of any public sale hereunder, the Secured Party shall exhibit the Collateral for a reasonable period of time not later than three (3) Business Days before such sale is to take place, and, if practicable, shall exhibit the Collateral at the time and place of such sale; provided, however, that the Secured Party shall have no obligation to exhibit any part of the Collateral at or prior to the sale thereof, if, at the time of default, such Collateral is in the Debtor’s possession or under its control, and if the Secured Party sends the Debtor a written demand for possession thereof under clause (iii) of Section 6.02 and the Debtor fails to comply with such demand at least three (3) Business Days prior to the date set for sale of such Collateral.
(viii) Proceed by an action or actions at law or in equity to recover the Secured Obligations or to foreclose under this Security Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.
(ix) In the event the Secured Party recovers possession of all or any part of the Collateral pursuant to a writ of possession or other judicial process, whether prejudgment or otherwise, the Secured Party may thereafter retain, sell or otherwise dispose of such collateral in accordance with this Security Agreement or the applicable UCC, and following such retention, sale or other disposition, the Secured Party may voluntarily dismiss without prejudice the judicial action in which such writ of possession or other judicial process was issued. The Debtor hereby consents to the voluntary dismissal by the Secured Party of such judicial action, and the Debtor further consents to the exoneration of any bond which the Secured Party filed in such action.

ARTICLE VII. MISCELLANEOUS PROVISIONS
Section 7.01. Notices. Any notice or consent required or permitted by this Security Agreement shall be in writing and shall be delivered in the manner and to the addresses specified in the Credit Agreement for delivery of notice.
Section 7.02. Headings. The various headings in this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof.
Section 7.03. Governing Law. This Security Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to its conflict of laws principles.
Section 7.04. Amendments. This Security Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced.
Section 7.05. No Waiver. No delay in enforcing or failure to enforce any right under this Security Agreement shall constitute a waiver by the Secured Party of such right. No waiver by the Secured Party of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.
Section 7.06. Time of the Essence. Time is of the essence in each provision of this Security Agreement of which time is an element.
Section 7.07. Binding Agreement. All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns. The Debtor shall not assign any of its interest under this Security Agreement without the prior written consent of the Secured Party. Any purported assignment inconsistent with this provision shall, at the option of the Secured Party, be null and void.
Section 7.08. Entire Security Agreement. This Security Agreement and the other Loan Documents are intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant to determine the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

Section 7.09. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Security Agreement, or to seek damages for a breach of any provision hereof, or where any provision hereof is asserted as a defense, the Debtor shall pay the Secured Party’s reasonable attorneys’ fees in addition to any other remedy available under this Security Agreement.
Section 7.10. Severability. If any provision of this Security Agreement should be found to be invalid or unenforceable, all of the other provisions shall nonetheless remain in full force and effect to the maximum extent permitted by law.
Section 7.11. Survival of Provisions. All representations, warranties and covenants of the Debtor contained herein shall survive the execution and delivery of this Security Agreement, and terminate only upon full and final payment and performance of the Secured Obligations.
Section 7.12. Set-off. The Secured Party shall have the right, at any time after the occurrence of a Default, to set off any indebtedness or obligation of the Debtor to the Secured Party against any indebtedness or obligation of the Secured Party to the Debtor, without notice to or demand upon the Debtor and whether or not any such indebtedness or obligations are liquidated or mature at the time of such offset. The Secured Party’s right of offset hereunder shall be in addition to and not in limitation of any other rights or remedies which may exist in favor of the Secured Party.
Section 7.13. Authority of the Secured Party. The Secured Party shall have and be entitled to exercise all powers hereunder which are specifically delegated to the Secured Party by the terms hereof, together with such powers as are reasonably incident thereto. The Secured Party may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel to act in reliance upon the advice of counsel concerning all such matters. Neither the Secured Party nor any director, officer, employee, attorney or agent of the Secured Party shall be liable to the Debtor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct; nor shall the Secured Party be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Secured Party shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. The Debtor agrees to indemnify and hold harmless the Secured Party and/or any such other person from and against any and all costs, expenses (including reasonable attorneys’ fees), claims or liability incurred by the Secured Party or such other persons hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Secured Party or such other person.
Section 7.14. Counterparts. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

Section 7.15. Termination of Security Agreement. This Security Agreement shall continue in force so long as any portion of the Secured Obligations remain unpaid. If the Secured Party receives any payment or payments on account of the Secured Obligations which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended, or any other state or federal law, common law or equitable doctrine, then to the extent of any sum not finally retained by the Secured Party, the Debtor’s obligations to the Secured Party shall be reinstated and this Security Agreement, and any security therefore, shall remain in full force and effect (or be reinstated) until payment shall have been made to the Secured Party, notwithstanding termination of this Security Agreement or the cancellation of any note, instrument or agreement evidencing the Secured Obligations, and such payment shall be due on demand by the Secured Party. If any proceeding seeking such repayment is pending or, in the Secured Party’s sole judgment, threatened, this Security Agreement and any security therefor shall remain in full force and effect notwithstanding that the Debtor may not be obligated to the Secured Party.
Section 7.16. Sealed Document. This Security Agreement is intended as a document under seal.
IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:	DEBTOR

/s/ Peter F. Comerford Secretary	By:	/s/ Philip A. Fain Philip A. Fain, Officer

RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc.

	By:	/s/ Ronald L. Tassone Ronald L. Tassone, Senior Vice President